Exhibit 10.2

                                CREDIT AGREEMENT

Regarding the import of equipment for the production of alcohol production by granting a credit refinanced extern buy an American Bank between:

         Romanian Bank of External Commerce (BRCE)
         Being situated in Bucharest, 22-24 Victoriei Street, named BANCOREX S.A., represented by its branch in Timisoara
                  - Malea Maria - Director

                  - Raducan Tiberiu - Credit and Material Guaranties and S.C. Perfect Renaissance SRL Situated in Timisoara, 16 Vasile Lupu Street, matriculated in Commerce Register Office under J/35/2863/94, named ______ represented by Willkovits Petru - Administrator.

                        I. THE VALUE AND OBJECT OF CREDIT

1.1.     Import of complex installation in total amount of $4,116,680 meaning:

         - $3,918.408 for financing an 85% share of the total value of the contract between S.C. Perfect Renaissance and EX-KLARR TECHNOLOGIES INC. in New York regarding an import of a technological line for alcohol production.

         - $198.272 representing insurance premium U.S. EXTRABANK (made up of 5.06% flat rate applied to the financing rate of 85% of the equipment value).

                             II. CREDIT UTILIZATION

2.1. The loan can be used into a 9 month interval from the signature date of this agreement.

2.2. The loan granted equal to $4,116,680 will be used trough an irrevocable letter of credit, after the signature date of the Credit Agreement between BANCOREX and the refinancing American Bank.

2.3. The use of this credit as part of Credit Agreement will be made based on refinancing Bank communications.

2.4. The Client agrees that the installments to be made without checking the Bank documents, respectively only on Client's risk.



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2.5.     The Client agrees to all stipulated conditions in this Credit
Agreement.


                              III. CREDIT REPAYMENT

3.1. The loan will be repaid in 10 equal installments payable every half-year, first installment after 6 months from the bringing into operation, or of the end of the payment period, according to Bank's communications.

3.2. The loan will be fully paid in 5 years from the bringing into operation.

3.3. The loan can be paid in advance if the Bank agrees and in settled likely named conditions.

3.4. The Client pledge himself to pay in favor of the Bank 17.5% p.a. extra interest, calculated from the payment date till the effective payment, over all unpaid amounts at the payment date.


                           IV. INTEREST AND COMMISSION

4.1. For the loan the debtor will pay to the refinancing Bank an interest equal to LIBOR USD interest for 6 months - practiced by the American Banks, plus an additional 0.125% p.a.

4.2. For the loan granted the debtor will pay to the Bank a commission of $25,000 payable by the importer on the signature date of this agreement.

4.3. During the period starting the signature date until the date of full utilization of the loan the debtor will pay to the financing Bank a commission of 0.125% p.a. for the unutilized balance of the debt calculated for the exact number of days out of a year of 360 days. The calculation of the commission will start 60 days after the emission of the "FINAL COMMITMENT" by US EXIMBANK.

4.4. For the loan granted the debtor will pay a margin of 2.25% p.a. to BANCOREX S.A.

4.5. During the period starting the signature date until the date of full utilization of the loan the debtor will pay to BANCOREX a commission of 0.5% p.a. payable quarterly for the unutilized balance of the debt calculated for the exact number of days out of a year of 360 days.

4.6. For late payment of any of the amounts in this agreement (installments, interest, commission, etc.) the debtor will pay to the Bank an additional interest (penalization interest) of BANCOREX S.A. to USD, presently 17.5% p.a., for the period between the payable date and the payment date. The additional interest is subject to revision during the whole agreement period.

4.7. For the loan granted the debtor will pay to BANCOREX direct costs in amount of $2,000, at the signature date of this agreement.

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4.8.     The interest, the commission and the margin will be calculated to the balance of the credit and will be payable half-yearly.

4.9. The debtor will pay all the commissions regarding this loan at the dates and in the amounts that will be communicated to the debtor in due-time, as well as the insurance premiums that will be supported by the debtor.


                            V. GUARANTEE FOR THE LOAN

5.1. The repayment of the loan, as the payment of installments due to the Bank by the debtor (Client) are guaranteed by promissory notes issued by the Client. In case the debtor will issue blank promissory notes, the Bank is authorized to register on the payment date all amounts due to by the Client.

         The Client will guarantee the payment of promissory notes issued by:

         a) pledge without dispossession in favor of BANCOREX upon the equipment for the value of $4,609,892, imported from EX_KLARR, New York, according to art.480, align.4 Commercial Code.

         b) mortgage in favor of BANCOREX upon the fenced plot in surface of 14,500 square meters, situated in Timisoara, Sulina street, evaluated to the value of 496,319,000 lei according the Technical Evaluation Report made in May 12, 1997, in accordance to art.1746 and 1749, align.1 - Civil Code.

         c) mortgage in favor of BANCOREX upon the building including the appendages evaluated to the value of 3,444 billion lei in accordance to art.1746 and 1749, align.1 - Civil Code. The mortgage will be set up after the buildings will be ready, not less than the minimum estimated ______.


                                  VI. INSURANCE

6.1. The Client pledge himself to ensure the goods guaranteed in favor of the Bank, during the period till the integral payment of all amounts due as part of this agreement.

6.2. The parts agree that the goods guaranteed to be ensured (if they are not at the date of the present agreement) by the OMNIASIG insurance company, excepting the cases this insurance company does not offer insurance for a certain risks categories, or the cases when the insurance costs are higher than the costs of another insurance company approved by this Bank.

6.3. For the payment of the insurance premiums the Client (debtor) authorizes the Bank to put them out of his account.


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6.4.    The (insurance) policy will be transferred to the Bank and the original will be deposed to BANCOREX SA Timisoara branch. In case the debtor does not depose to the Bank the prolongation of the policy.

                 VII. THE CLIENT'S DECLARATIONS AND OBLIGATIONS

7.1.     The Client declares that:

         a) he obeys and comply himself to the existing laws or to the laws that will be issued during this credit agreement;

         b) it was set up as a company according to the operative laws and settlements;

         c) all the pledges he has subscribe in this agreement are in accordance to public order; the legal dispositions regarding the payments and the cash in lei and US Dollars were and will be respected

         d) the operations part of this agreement are in accordance to Romanian authority and will be made in accordance to operative laws and settlements;

         e) his authorized agent has the permission to sign the agreement and the documents for the guaranties, he has all mandates settled by the company contract and/or the company's rule (statute) to engage the company so that the company fulfill its obligations according to the agreement.

         f) the pledges from the present agreement are direct and unconditioned obligations and will be considered at least equal to the pledges taken till this date having a preferential position towards the future ones made by the Client;

         g) he has deposed into the agreement file the decision of General Meeting of Shareholders regarding credit engagement;

         h) he has noticed the stipulations from General Business Conditions of the Bank and he pledge himself to comply with them.

7.2. Regarding the declarations preliminary taken, the Client pledge himself to notice the Bank of all direct and indirect modifications of the rule, of the organization and work form of the company, of changes in the Administration Border and/or management and the cooperation modality part of commercial engagements before those changes occurred.

         In case those changes affect Bank's interests, the Bank will ask the Client to renounce these changes or the Bank will apply the measures stipulated in chapter 8 in the present agreement.

7.3. The Client pledge himself to present to BANCOREX SA the documents necessary to pay the pledges in the operations stipulated in the agreement, including the interests and commissions, to the settled terms, by suitable supply of his accounts in BANCOREX SA.

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7.4.     The Client pledge himself to present the guarantee documents stipulated in chapter 5 in the agreement and to provide the Bank access to verify the material guarantees at the terms stipulated by the Bank.

7.5. The Client pledge himself to unfold the operations stipulated in chapter 1 in the present agreement.

7.6. The Client pledge himself to present to the Bank the Financial Statements, the income statement quarterly or when ever BANCOREX ask for, and to allow the access for the BANCOREX's representatives to verify at Client's headquarters every other financial situation they consider necessary as well as the existence of the guarantees taken by BANCOREX for the loans granted.

7.7. By signing the present document the Client cedes to the Bank the trade receivables and cash items achieved from his own activity towards his debtors according to art.1391 - 1393 Civil Code.

7.8. By signing the present document the Client cedes to the Bank the trade receivables and the cash items that are going to be cash, with a confirmation from its bank about noticing the cession and whenever the bank will ask to put out the company's account, he will allow the access to existing amounts.

7.9. The Client pledge himself to pay to the Bank all debts due, or the Bank will apply the stipulations in chapter 8 in the agreement.

7.10. The Client pledge himself to pay in priority the interests, the commissions and the margin due to the loan in case the available funds does not cover the entire debt.(art.1111 and 1112 in Civil Code).

7.11. In case there are remaining credits for more than 90 days the Client pledge himself to obtain in his favor, for old debts and big amounts, promissory notes issued by his own debtors.

7.12. The Client pledge himself to contract with the Bank an Assets Assignment in case he cannot pay the loan at the settling day. By this assets assignment are handed over to the bank other goods excepting the ones included in the mortgage, constituted as guarantees for the loan.

7.13. The Client pledge himself to make up a pledge without dispossession in favor of the Bank upon the goods that are the object of the loan (installation import) and to communicate to the Bank when the goods are in his possession.

7.14     The Client pledge himself to make up supplementary guaranties

         e) brakes through any document or decision issued by the managerial staff, the execution totally or partly of this agreement or it causes Bank's interests resulting from it by modifications of the statute, organization and functioning form of the company, managing staff modifications without noticing the Bank about them;


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         f) gives away mobile and immobile goods that constitute the guarantee for the loan without noticing the Bank, or gives them away in damaging conditions;

         g) shows carelessness towards the goods and does not conserve their value;

         h) gives away mobile goods that constitute the guarantee in Bank's favor with the purpose of embezzlement from constrained pursuit;

         i) does not declare in maximum 5 days from its apparition, any situation that could determine the conditions for granting the loan, or could affect the guarantees in Bank's favor;

         j) attempts by any purpose (bank's accounts to other banks in the country or abroad, CEC's accounts, direct cash) to elude from the payments and other obligations towards the Bank;

         k) does not make exclusively through the Bank every operations of exporting goods or anything else linked to the export that he is doing it for other beneficiary;

         l) does not present the prolongation of the policy.

NOTE: SOMEHOW NUMBERING IS OFF, PAGES MISSING?????

8.2. If any of the cases mentioned at 8.1. appears BANCOREX SA has the righ to cancel the present agreement but any other agreement made with the Client too, even if they are not related with the guilt case declaring all the Client's engagements payable with all the costs and with every other due amounts. In this situation the Bank will take over all available funds in Client's accounts (in Lei and US Dollars), will execute real and personal guarantees presented by the Client.

8.3. In case BANCOREX SA does not execute this right or any other rights, or it executed them with a certain delay, this is not a renunciation to these rights.

8.4. The Client is responsible for all the financial consequences direct and indirect determined by anticipated liability of engagements and credits, owning to the Bank all the costs and expenses determined by immediate payments and repayments.

8.5. In the cases mentioned below the Bank is not responsible towards the third party for Client's guilt or for any other situations due to his guilt.

8.6. BANCOREX SA has the right to renegotiate with the Client the conditions of this agreement or to cancel it, in case the evolution of the Client's situation imposes this.

                                 IX. ARBITRATION

9.1. Any misunderstanding regarding this agreement will be solved by the parts in an amicable way.


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9.2. In case the two parts will not reach an understanding in an amicable way, the problems will be solved by a competent instance according to common right.


                               X. APPLICABLE RIGHT

10.1. The present agreement is made, executed and interpreted according to Romanian Laws and it is ruled by Romanian Laws.


                               XI. OTHER INTEREST

11.1. The statements of account and the notifications from the Bank containing the amounts due the Client had not disputed in terms settled in Bank's General Business Conditions constitute probation documents and cannot be disputed.

11.2. The present agreement cannot be interpreted so as to affect the Bank's right given by the promissory notes issued by the Client in Bank's favor.

11.3. Undemanding by BANCOREX SA for any document or right settled in the present agreement constitute renunciation to them, BANCOREX SA being able to demand the presentation of documents, declarations and/or the payment of due amounts anytime, till the total discharge of all due amounts.

11.4. The two parts have the obligation to provide and keep the confidentiality of the present agreement's conditions.


                                  XII. VALIDITY

12.1.    The present loan agreement is valid from the signature's date.

12.2. The present credit agreement is made in two copy in Romanian Language having the same validity for both parts.

SC PERFECT RENAISSANCE SRL                               ROMANIAN BANK OF
                                                          EXTERNAL COMMERCE
                                                           Timisoara Branch

Administrator                         Director             Head of Department
Peter Willkovits                   Maria Malea                Tiberiu Raducan


                                Juridical Advisor

                                  Mihail Dragos



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                                                     TRANSLATION FROM ROMANIAN


Government of Romania

NATIONAL AGENCY OF BANK ASSETS MARKETING
Bucharest, 21 C.A.Rosetti Street, Sec. 1


                            PAYMENT SYSTEM AGREEMENT
                           No. 062 from March 30, 2000



THE NATIONAL AGENCY OF BANK ASSETS MARKETING acquired through the outstanding debt transfer contract No. 54500/1270 from December 13, 1999, from the assignor creditor BANCA COMERCIALA ROMANA SA (ROMANIAN TRADING BANK) according to provisions of OUG No. 51/1988 with subsequent alterations and supplements, the outstanding debts upon the assigned debtor SC PERFECT RENAISSANCE SRL.

Upon request of the debtor, THE NATIONAL AGENCY OF BANK ASSETS MARKETING approved the debts payment system through the notification No. 1269 from March 22, 2000.

THE NATIONAL AGENCY OF BANK ASSETS MARKETING, with registered office in Bucharest, Sector 1, 21 C.A.Rosetti Street, hereinafter referred to as "The Agency", represented by:

         Mr. Dan I. Pazara - State Secretary

and

SOCIETATEA COMERCIALA PERFECT RENAISSANCE SRL, with registered office in 16, V.Lupu Street, Timisoara, Timis County, Trade Registration No. J35/2863/1994, hereinafter referred to as "Debtor", represented by:

         Mr. Neeman Miron - Executive
         Mr. Wilkovits Peter - Director

have concluded the following Payment System Agreement:

1.       OBJECT AND VALUE OF THE CONTRACT

1.1. Hereby Payment System Agreement's object is the payment system of outstanding debts acquired by the debt transfer contract No. 54500/1207 from December 1999, which is part of the credit agreements No. 62508/May 29, 1997, No. 633/July 16, 1996 and No. 746/January 10, 1997 and of the work Agreement ____________/October 7, 1996 and the subsequently concluded addendums, in a total value of 1,785,832.08 US$.



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1.2.     Hereby Payment System Agreement at its turn, is an executory deed, by which law enforcement could be performed, without any other prior procedures, pursuant to Art. 3,ss.1 of the Government order No. 55/1999.

The executory deeds previous to this agreement shall preserve their validity.

2.       OUTSTANDING DEBTS PAYMENT SYSTEM

2.1. The nonperforming outstanding debt in a total nominal value of 32,091,402,477.60 ROL is entirely funded in US$ using the exchange rate of the National Bank of Romania from the date of taking over by the outstanding debt transfer contract No. 54500/1207 dated December 13, 1999.

2.2. The debtor has paid to the Agency until March 22, 2000 the amount of 100,043.57 US$. The outstanding debt to pay is 1,685,788.51 US$.

2.3. The outstanding debt in amount of 1,685,788.51 US$ shall be paid in 17 (seventeen) monthly installments beginning with April 25, 2000, as listed below:

        No.                Due Date                 The Amount (US$)
        ------------ ----------------------- -------------------------
        1.                 30.04.2000                    55,000.00
        2.                 31.05.2000                    55,000.00
        3.                 30.06.2000                    55,000.00
        4.                 31.07.2000                    55,000.00
        5.                 31.08.2000                    55,000.00
        6.                 30.09.2000                    55,000.00
        7.                 31.10.2000                    85,000.00
        8.                 30.11.2000                    85,000.00
        9.                 31.12.2000                    90,000.00
        10.                31.01.2001                   140,000.00
        11.                28.02.2001                   115,000.00
        12.                31.03.2001                   105,000.00
        13.                30.04.2001                   200,000.00
        14.                31.05.2001                   250,000.00
        15.                30.06.2001                   200,000.00
        16.                31.07.2001                    50,000.00
        17.                31.08.2001                    35,788.51
        ------------ ------------------------- ---------------------


The established sum at due time shall be paid through bank transfer in time, so that the payment registration in the AVAB account shall appear until the next working day.

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2.4.     The outstanding debt shall by paid entirely according to the payment schedule until 25.08.2001.

2.5. The outstanding debt can be paid in advance entirely or through cumulation of more installments.

2.6. As consequence of the payment transfer agreement, the Agency undertakes not to initiate law enforcement based on the executory deeds it has, as long as the payment schedule will be observed by the debtor.

2.7. If one of the agreed installments will not be observed by the debtor, the entire sum, which is the object of hereby Payment Transfer Agreement, can be considered as due and payable; the Agency shall immediately initiate law enforcement and recovery of the entire amount owed by the debtor at the given moment.

2.8. If AVAB is taking over extra-balance sheet liabilities held by SC PERFECT RENAISSANCE SRL at BCR, in amount of 3,047,651.00 US$, upon request of debtor they will be subject of a payment system analysis for the period to come, according to the circumstances at the given moment.

3.       PAYMENT MODALITIES

3.1. The parties agreed that payment of the outstanding debt shall be performed according to the payment schedule as set out in pct.2, 3.

3.2. Payment is deemed to be done on schedule if the installment amount has been recorded with the bank accounts of the Agency, within the term granted by the creditor, at latest on the due day.

4.       WARRANTIES

4.1. Warranties established pursuant to stipulations of the credit agreements and addendums concluded with the ROMANIAN TRADING BANK shall remain in force.

4.2. For the entire warranty of the debt, object of hereby agreement, the debtor undertakes to replace the below listed pledge contracts without existing dispossessions into real warranty movable contracts according to Law 99/1999, on behalf of the Agency, until 28.04.2000.

         - pledge contract without dispossession transcribed under No. 12491/28.05.1998 on "Equipment and Machines Components of the Manufacturing Lines";

         - pledge contract without dispossession transcribed under No. 22087/25.08.1997 on "Vodka Stock";

         - pledge contract without dispossession transcribed under No. 5350/25.02.1997 on "Motor vehicle Dacia 1310", chassis No. UU1R13311R135648, manufactured in 1993;

         - pledge contract without dispossession transcribed under No. 5345/25.02.1997 on "Motor vehicle Dacia 1310 TLX berlina, chassis No. UU1R13711H2144759, manufactured in 1987;


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         -    pledge contract without dispossession transcribed under No.
33754/18.12.1997 on "Stacking Machine, 1,6 to", manufactured in 1995 (2 pieces) and "Stacking Machine Balkanar", manufactured in 1997;

         - pledge contract without dispossession transcribed under No. 12490/28.05.1998 on "Monoblock Washing, Filling and Stappling Equipment with needed accessories";

         - pledge contract without dispossession transcribed under No. 33755/18.12.1997 on a "Merchandise Stock, Watches"'

         - pledge contract without dispossession transcribed under No. 4802/25.02.1998 on "Automatic Labeling Machine", manufactured in 1995;

         - pledge contract without dispossession transcribed under No. 9869/21.04.1999 on "Grain Mill, Maize Farm, Electric Equipment, Effervescence, Water Networks, Distillery, Heat Plant, Alcohol Ware-house";

         - pledge contract without dispossession transcribed under No. 9870/21.04.1999 on "Alcoholic Drinks and Packings";

The goods shall be insured with insurance companies for a period covering the payment period of debts, the insurance policy being remitted to the Agency in true copy.

The debtor undertakes to transfer the cash rights resulting from the compulsory and optional insurance policies concluded with the insurance companies for the goods set out in hereby agreement, on behalf of the Agency up to the amount of the outstanding debt, which is object of hereby Payment System Agreement;

4.3. The approval regarding striking of the mortgages/pledges shall be given by the Agency either only after payment of all obligations established in hereby Payment System Agreement, or partially under compliance of the cover degree of the outstanding debt with real warranties, the creditor being fully entitled to select the retained warranties.

5.       STATEMENTS AND OBLIGATIONS OF THE DEBTOR

5.1.     The debtor states and undertakes to:

         a) comply with all existing law provisions and regulations in force or prospective ones during the validity of hereby agreement, failure of these could affect directly its execution;

         b) being a legally established and duly incorporated company under the Romanian laws, having full powers and competence for conclusion of hereby agreement and to fulfill the obligations undertaken by it;


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         c) that his legal and authorised representative to sign hereby agreement and the warranty documents, has all powers of proxy provided by the company's memorandum of association or by laws in order to engage the company, so that he is entitled to perform the obligations according to the hereby agreement;

         d) to notify the Agency about all alterations occurred or future changes and the means of co- operation in the framework of commercial obligations before their occurrence;

If these alterations are changing the Agency's interests, this shall be entitled to request from the debtor based on justification of his legal interests, renunciation of the said alterations or, if fails, shall apply the measures provided by pnt. 6 "Events of default" of hereby Payment System Agreement.

Engagements from hereby Payment System Agreement are direct obligations, deemed to be at least equal to the engagements undertaken so far and with preferential rank toward the prospective ones undertaken;

5.2. The debtor undertakes to present the warranty documents according to the provisions of Chapter 4 "Warranties" from hereby agreement and to provide access to the Agency's representatives for control of the records and the facts related to the material warranty on the deadlines stated by the Agency.

5.3. The debtor undertakes to present the Agency balance sheets with all annexes and the analytic profit and loss account, permitting the access of the Agency's representatives to check at the debtor's registered office any other records, considered as necessary.

6.       EVENTS OF DEFAULT

6.1. Acts and deeds committed by the debtor are guilt cases which entitles with full powers the Agency to cancel the hereby agreement without putting it into delay and without any other notification or prior formality, as listed below:

         a) failure of payment on schedule of the installments towards the Agency, according to the due dates as set out at pnt. 2, 3 of hereby agreements;

         b) submission of incomplete or false data, counterfeit documents and informative papers or statements signed by persons unauthorized by the debtor;

         c) decline of submission towards the Agency of any papers or documents referred to the company's situation within 7 working days from the date of request;

         d)   uncompliance with the obligation provided by pnt. 5.1./d;

         e) alienation without the Agency's approval of the goods which are warranty of the hereby agreement;

         f) defective management or not preserving the value of the mortgaged or pledged goods;




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         g) not declaring within 7 working days from occurrence of circumstances that could affect the warranty constituted for the Agency;

         h)   elusion by any means from the payment obligation of the due debts;

         i) any unfullfilment of the debtor's obligations provided by pnt. 5 of hereby agreement.

7.       COMMENCEMENT DATE

Hereby agreement commences with the date of warranty constitution and reception by the Agency of the warranty and insurance documents provided by pnt. 4 as well as the decision of shareholders' meeting of SC PERFECT RENAISSANCE SRL, through which the subscribers of hereby document have been authorized to represent the debtor.

8.       APPLICABLE LAW AND JURISDICTION

Hereby Payment System Agreement is governed, considered and executed pursuant to the Romanian laws.

8.1. Any dispute arising from this agreement should be settled amicably by the parties hereto.

8.2. In the case when the parties cannot reach a mutually satisfying conclusion, the dispute should be submitted to the competent Romanian court.

9.       MISCELLANEOUS

9.1. Hereby agreement can be altered in written form only with the consent of the parties hereto.

9.2. Any notification or document submission to be made from one party to the other according to this agreement will be performed by mail, registered letter with receipt confirmation, being considered as dispatched at the date of the receipt confirmation of the registered letter.

9.3. Any notification which has to be made from one party to another shall be dispatched to the following addresses:


CREDITOR                                 DEBTOR
---------------------------------------- -----------------------------
AGENTIA DE VALORIFICARE A                SC PERFECT RENAISSANCE SRL
ACTIVELOR BANCARE
Bucuresti, Str.C.A.Rosetti 21            Str.Vasile Lupu 16, Timisoara
Sector 1                                 jud.Timis

9.4. Any payment towards the Agency should be done into the following accounts:

* ROL:        506511795573          ROL Trezoreria Municipiului Bucuresti
* US$:        2511.1-2266.2/ US$


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* DEM: 2511.1-1-2266.3/DEM
* EUR: 2511.1-2266.4/EUR
* GBP: 2511.1-2266.11/GBP

opened with BANCA COMERCIALA ROMANA, Sucursala UNIREA - Bucuresti.

9.5.     Hereby agreement is concluded in 5 (five) true copies, from which 1
(one) to the debtor and 4 (four) to the creditor.


Signatures of the parties authorized representatives, this day of ___________________________, Bucuresti.

CREDITOR                                      DEBTOR
AGENTIA DE VALORIFICARE                       SC PERFECT RENAISSANCE SRL
A ACTIVELOR BANCARE



State Secretary,                              Executive,
Dan Pazara                                    Neeman Miron




Law Dept., General Director                   Manager,
Dorel Burdusel                                Wilkovits Peter

SEAL & illegible signatures                   SEAL & illegible signatures


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